UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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KOHL’S CORPORATION

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THE FOLLOWING IS A PRESS RELEASE ISSUED ON MARCH 4, 2022:

Kohl’s to Host Virtual Investor Day on March 7

MENOMONEE FALLS, Wis. (March 4, 2022) – Kohl’s Corporation (NYSE: KSS) (“Kohl’s” or the “Company”) plans to host a virtual investor day event beginning at 9:00 a.m. Eastern time on Monday, March 7, 2022.

At the event, members of Kohl’s executive leadership team will provide an overview of the Company’s strategic initiatives to drive growth and an updated financial framework. A question-and-answer session will follow the presentation.

Members of the financial community and others who are interested in viewing the event can access the webcast of the presentation and Q&A by visiting Investors.Kohls.com. A replay of the entire event will be archived and available after the broadcast on Investors.Kohls.com.

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Important Shareholder Information and Where You Can Find It

Kohl’s intends to file a proxy statement and BLUE proxy card with the SEC in connection with the solicitation of proxies for Kohl’s 2022 Annual Meeting of Shareholders (the “Proxy Statement” and such meeting the “2022 Annual Meeting”). Kohl’s, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Information regarding the names of Kohl’s directors and executive officers and their respective interests in Kohl’s by security holdings or otherwise is set forth in Kohl’s proxy statement for the 2021 Annual Meeting of Shareholders, filed with the SEC on March 19, 2021 (the “2021 Proxy Statement”) and in Kohl’s Current Report on Form 8-K, filed with the SEC on April 14, 2021 (together with the 2021 Proxy Statement, the “2021 Filings”). To the extent holdings of such participants in Kohl’s securities have changed since the amounts described in the 2021 Filings or were otherwise not included, such changes or amounts have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. Additional information is available in Kohl’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended January 29, 2022 filed with the SEC on June 3, 2021, September 2, 2021 and December 2, 2021, respectively. Details concerning the nominees of Kohl’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF KOHL’S ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING KOHL’S DEFINITIVE PROXY STATEMENT, ANY SUPPLEMENTS THERETO AND THE ACCOMPANYING BLUE PROXY CARD BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by Kohl’s free of charge from the SEC’s website, www.sec.gov. Copies will also be available at no charge on the Kohl’s website at investors.kohls.com.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

Lex Suvanto, (646) 775-8337, lex.suvanto@edelman.com

THE FOLLOWING WEBSITE IS AVAILABLE AS OF MARCH 4, 2022 REGARDING INVESTOR DAY:

THE FOLLOWING INFORMATION IS MADE AVAILABLE ONLINE ON MARCH 4, 2022 REGARDING INVESTOR DAY: KOHL’S Kohl’s Investor Day 2022 March 7, 2022 9am – 12pm ET Registaratin Link KOHL’S Live Webcast KOHL’S Live Webcast Agenda March 7, 2022 9:00 AM – 12:00 PM ET

KOHAL’S Presentation Speakers Company 2021 Financial Highlights TOTAL REVENUE $19.4B OPERATING MARGIN 8.6% ADJUSTED EPS $7.33

Michelle Gass CHIEF EXECUTIVE OFFICER Michelle Gass is CEO of Kohl’s and is responsible for the company’s long-term growth. profitability, and strategic direction-overseeing its 1,160 store base, ecommerce business, and 100,000 associates across the country. She is committed to building a strong purpose-driven culture, and has accelerated the company’s Diversity and inclusion efforts and ESG strategies and goals. Gass has recently set a bold new vision for Kohrs-to be the most trusted retailer of choice for the active and casual lifestyle. During her tenure, she led the transformation of the company’s efforts in becoming a leading omnichannel retailer, brought in and elevated notable national brand partnerships, and evolved Kohl’s loyalty program into an industry leading platform. As a champion of driving continuous reinvention for the future, Gass has forged new innovative partnerships with iconic powerful companies, such as Amazon and Sephora, to anticipate the needs of families for today and for tomorrow. Joining Kohl’s in 2013 as chief customer officer, Gass was named chief merchandising and customer officer in 2015, with responsibility for Kohl’s marketing, merchandising, planning and product development functions. She was promoted to CEO-elect in October 2017 prior to assuming the CEO role in May 2010. Gass has more than 30 years of experience in the retail and consumer goods industries. Prior to Kohl’s, she spent more than 16 years with Starbucks holding a variety of leadership rolos across marketing strategy, merchandising and operations, including president, Starbucks EMEA. She began her career with Procter & Gamble. Gass has received numerous professional honors, including being named to Fortune’s Most Powerful Women in Business and Businessperson of the Year lists, as well as being named The Visionary 2020 by the National Retall Federation. Gass currently serves on the Board of Directors for PepsiCo, Retail Industry Leaders Associates, National Retail Federation, and Children’s Wisconsin. She received her undergraduate degree from Worcester Polytechnic Institute and an MBA from the University of Washington.

Doug Howe CHIEF MERCHANDISING OFFICER Doug Howe, chief merchandising officer, is responsible for Kohl’s overall merchandise strategy, including digital, merchandising and buying, planning and allocation, product design, development and sourcing, and merchandise strategy and innovation. Howe joined Kohl’s in 2018. Prior to Kohl’s, Howe served as global chief merchandising officer at the Qurate Retail Group where he led QVC and HSN’s product leadership agenda. Howe has also held leadership positions in merchandising and product development with QVC, Gap Inc., Walmart and May Department Stores. Howe has more than 25 years of retail experience.

Greg Revelle CHIEF MARKETING OFFICER Greg Revelle, chief marketing officer, is responsible for Kohl’s marketing and customer service organizations, including the overall marketing strategy, brand and creative, media and personalization, credit and loyalty, customer insights and analytics, corporate communications, and philanthropic efforts. Revelle leads the company’s focus on driving customer engagement through data-driven personalization, leadership in loyalty, accelerating customer traffic and continuing to build the Kohl’s brand. Revelle joined Kohl’s in 2017 as executive vice president, chief marketing officer and was promoted to senior executive vice president, chief marketing officer in April 2018. Prior to Kohl’s, Revelle served in a number of executive leadership roles, including chief marketing officer at Best Buy, chief marketing officer and general manager of e-commerce at AutoNation, vice president of world online marketing at Expedia, and an investment banker at Credit Suisse. Revelle has more than 10 years of marketing and retail industry experience.

Paul Gaffney CHIEF TECHNOLOGY & SUPPLY CHAIN OFFICER Paul Gaffney, chief technology and supply chain officer, is responsible for Kohl’s integrated technology and supply chain. His role includes oversight of all technology, information, and digital platforms supporting Kohl’s omnichannel business, and the company’s distribution. logistics, and inventory management. Gaffney joined Kohl’s in 2019 as senior executive vice president, chief technology officer, and his role was expanded to chief technology and supply chain officer in 2021. Since joining Kohl’s, he has championed the company’s digital and supply chain transformation to better serve Kohl’s customers and fuel business growth. Prior to Kohl’s, Gaffney served in a number of technology leadership roles, including chief technology officer of Dick’s Sporting Goods where he led the company’s digital transformation, and senior vice president of information technology at The Home Depot, where he was responsible for the organization’s software engineering, user-centered design, and applications. Gaffney has also held general management leadership roles at Keeps Inc., AAA of Northern California, Nevada & Utah, and Desktone, Inc. Gaffney has more than 25 years of technology experience.

Jill Timm CHIEF FINANCIAL OFFICER Jill Timm, chief financial officer, is responsible for Kohl’s financial planning and analysis, investor relations, financial reporting, accounting operations, tax, and treasury. Timm joined Kohl’s in 1999 and has held a number of progressive leadership roles across several areas of finance, most recently having served as executive vice president of finance Prior to joining Kohl’s, Timm served as senior auditor at Arthur Anderson LLP. Timm has mc than 20 years of experience in the retail industry.

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